EXHIBIT INDEX
Exhibit No.		Title	Page

2.		Plan of Acquisition, Reorganization, Arrangement, Liquidation or Succession

	A.	Agreement and Plan of Merger among Carpenter Technology Corporation, Score Acquisition Corp. and Talley Industries, Inc. dated September 25, 1997 is incorporated herein by reference to Exhibit (c)(1) to Schedule 14d-1 relating to Talley Industries, Inc. filed on October 2, 1997 by Carpenter and Score Acquisition Corp.

3.		Articles of Incorporation and By-Laws

	A.	Restated Certificate of Incorporation is incorporated herein by reference to Exhibit 3 of Carpenter's Form 10-Q Quarterly Report for the quarter ended September 30, 1998.

	B.	By-Laws, amended as of December 5, 1996, are incorporated herein by reference to Exhibit 3B of Carpenter's 1996 Annual Report on Form 10-K and to Exhibit 3 of Carpenter's Form 10-Q Quarterly Report for the quarter ended December 31, 1996.

4.		Instruments Defining Rights of Security Holders, Including Indentures

	A.	Restated Certificate of Incorporation and By-Laws set forth in Exhibit Nos. 3A and 3B, above.

	B.	Rights Agreement relating to Rights distributed to holders of Carpenter's Stock, amended as of April 23, 1996, is incorporated by reference to Carpenter's Current Report on Form 8-K filed May 3, 1996.

	C.	Carpenter's Registration Statement No. 333-44757, as filed on Form S-3 on January 22, 1998, and amended on February 13, 1998, with respect to issuance of Common Stock and unsecured debt is incorporated herein by reference.

	D.	Prospectus, dated February 13, 1998 and Prospectus Supplement, dated March 31, 1998, File No. 333-44757, with respect to issuance of $198,000,000 of Medium Term Notes are incorporated by reference.

	E.	Indenture dated as of January 12, 1994, between Carpenter and U.S. Bank Trust National Association, formerly known as First Trust of New York, National Association, as successor Trustee to Morgan Guaranty Trust Company of New York, related to Carpenter's i) $100,000,000 of unsecured medium term notes registered on Registration Statement No. 33-51613 and ii) $198,000,000 of unsecured medium term notes registered on Registration Statement No. 333-44757 is incorporated by reference to Exhibit 4(c) to Carpenter's Form S-3 filed January 6, 1994.

	F.	Forms of Fixed Rate and Floating Rate Medium-Term Note, Series B are incorporated by reference to Exhibit 20 to Carpenter's Current Report on Form 8-K filed on April 15, 1998.

	G.	Pricing Supplements No. 1 through 25 dated and filed from April 2, 1998 to June 11, 1998, supplements to Prospectus dated February 13, 1998 and Prospectus Supplement dated March 31, 1998, File No. 333-44757 with respect to issuance of $198,000,000 of Medium Term Notes are incorporated herein by reference.

10.		Material Contracts

	A.	Agreement and Plan of Merger dated January 6, 1997, by and among Dynamet Incorporated, Shareholders of Dynamet Incorporated and Carpenter is incorporated herein by reference to Exhibit 1 to Carpenter's Current Report on Form 8-K filed on March 27, 1997.

	B.	Supplemental Retirement Plan for Executive Officers, amended as of April 23, 1996, is incorporated herein by reference to Exhibit No. 10A to Carpenter's 1996 Annual Report on Form 10-K.

	C.	Management and Officers Capital Appreciation Plan, an Incentive Stock Option Plan, amended as of August 9, 1990, is attached as an Exhibit to this Annual Report on Form 10-K.

	D.	Incentive Stock Option Plan for Officers and Key Employees, amended as of August 9, 1990, is attached as an Exhibit to this Annual Report on Form 10-K.

	E.	Deferred Compensation Plan for Non-management Directors of Carpenter Technology Corporation, amended as of December 7, 1995, is incorporated herein by reference to Exhibit No. 10E to Carpenter's 1996 Annual Report on Form 10-K.

	F.	Deferred Compensation Plan for Corporate and Division Officers of Carpenter Technology Corporation, amended as of April 1, 1997, is incorporated by reference to Exhibit E-9 to Carpenter's 1997 Annual Report on Form 10-K.

	G.	Executive Annual Compensation Plan, amended as of July 1, 1997 is incorporated by reference to Exhibit E-20 to Carpenter's 1997 Annual Report on Form 10-K.

	H.	Non-Qualified Stock Option Plan For Non-Employee Directors, as amended, is incorporated herein by reference to Appendix A of Carpenter's 1997 Proxy Statement.

	I.	Officers' Supplemental Retirement Plan of Carpenter Technology Corporation is attached as an Exhibit to this Annual Report on Form 10-K.

	J.	Trust Agreement between Carpenter and the Chase Manhattan Bank, N.A., dated September 11, 1990 as amended and restated on May 1, 1997, relating in part to the Supplemental Retirement Plan for Executive Officers, Deferred Compensation Plan for Corporate and Division Officers and the Officers' Supplemental Retirement Plan of Carpenter Technology Corporation is incorporated by reference to Exhibit E-28 to Carpenter's 1997 Annual Report on Form 10-K.

	K.	Form of Indemnification Agreement, entered into between Carpenter and each of the directors and the following executive officers: Robert W. Cardy, Dennis M. Draeger, G. Walton Cottrell, Robert W. Lodge, Michael L. Shor, Robert J. Torcolini and John R. Welty is attached as an Exhibit to this Annual Report on Form 10-K.

	L.	Stock-Based Incentive Compensation Plan for Officers and Key Employees, amended as of June 27, 1996, is incorporated herein by reference to Appendix A to the 1996 Proxy Statement.

	M.	Form of amended and restated Special Severance Agreement entered into between Carpenter and each of the following executive officers: Robert W. Cardy, Michael L. Shor and Robert J. Torcolini is attached as an Exhibit to this Annual Report on Form 10-K.

N.	Form of amended and restated Special Severance Agreement entered into between Carpenter and each of the following executive officers:
Dennis M. Draeger, G. Walton Cottrell, Robert W. Lodge and
John R. Welty is attached as an Exhibit to this Annual Report on Form
10-K.

	O.	Trust Agreement between Carpenter and the Chase Manhattan Bank, N.A., dated December 7, 1990 as amended and restated on May 1, 1997, relating in part to the Directors' Retirement Plan and the Deferred Compensation Plan for Non-management Directors, is incorporated by reference to Exhibit E-83 to Carpenter's 1997 Annual Report on Form 10-K.

12.		Computations of Ratios of Earnings to Fixed Charges	E-5

23.		Consent of Experts and Counsel Consent of Independent Accountants	E-6

24		Powers of Attorney Powers of Attorney in favor of G. Walton Cottrell or John R. Welty.	E-7

27.		Financial Data Schedule	E-15

99.		Additional Exhibits Agreement to Furnish Debt Instruments	E-16